SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2001

Leap Wireless International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29752 (Commission File Number)	33-0811062 (I.R.S. Employer Identification No.)

10307 Pacific Center Court, San Diego, California (Address of Principal Executive Offices)		92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 882-6000

Item 5. Other Events.
SIGNATURE

         This Current Report on Form 8-K is filed by Leap Wireless International, Inc., a Delaware corporation (“Leap” or the “Company”), in connection with the matters described herein.

Item 5. Other Events.

         On November 16, 2001, Leap announced the settlement reached between various parties, including the Federal Communications Commission (the “FCC”), NextWave Telecom, Inc. and Leap and other wireless carriers, regarding the wireless operating licenses auctioned by the FCC in Auction #35, which concluded in January 2001. As part of the settlement, Leap expects to take ownership in mid-2002 of the 22 licenses covering 23.8 million potential customers (2001 POPs) for which it was the high bidder, subject to legislative action, approval by the U.S. Bankruptcy Court and FCC approval of the license transfers.

         Upon satisfaction of the conditions and taking possession of the licenses, Leap expects to be the seventh largest wireless carrier in the country based on licenses covering 76.8 million potential customers (2001 POPs) in 36 states.

         Leap bid the lowest average price per POP among the ten most active bidders in the auction, with the Company’s high bids totaling approximately $350 million, or $14.73 per POP (2001 POPs). Leap already paid the FCC a deposit of $85 million prior to the auction. Leap expects to fund the remaining $265 million, which it expects to be due in mid-2002, through its current vendor financing facilities, a $125 million senior secured credit facility from QUALCOMM Incorporated, and existing cash.

         The licenses need to be built out five years after the date they are granted to Leap by the FCC, which gives Leap flexibility to decide when to expand its business. Leap currently offers Cricket service in 30 markets in 17 states throughout the country, and had more than 724,000 customers as of September 30, 2001, the end of its third fiscal quarter.

         The largest markets that Leap expects to acquire as a result of the settlement are Columbus, Ohio; Providence, Rhode Island; and Houston and San Antonio, Texas. The complete list of new licenses includes: New London, Connecticut; Jacksonville and Melbourne, Florida; Columbus and Indianapolis, Indiana; Lexington and Louisville, Kentucky; Worcester, Massachusetts; Asheville, North Carolina; Las Cruces, New Mexico; Albany and Poughkeepsie, New York; Scranton, Pennsylvania; and Austin, Brownsville, Bryan, El Paso and McAllen, Texas.

Forward-Looking Statements

         Except for the historical information contained herein, this report contains “forward-looking statements” reflecting management’s current forecast of certain aspects of Leap’s future. Some forward-looking statements can be identified by forward-looking words such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” and similar expressions. This report is based on current information, which Leap has assessed but which by its nature is dynamic and subject to rapid and even abrupt changes. Leap’s actual results could differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Leap’s business. Factors that could cause actual results to differ include, but are not limited to: changes in the economic conditions of the various markets Leap’s subsidiaries serve which could adversely affect the market for wireless services; Leap’s ability to access capital markets; a failure to meet the operational, financial or other covenants contained in Leap’s credit facilities; Leap’s ability to rollout networks in accordance with its plans, including receiving equipment and backhaul and interconnection facilities on schedule from third parties; failure of network systems to perform according to expectations; the effect of competition; the acceptance of Leap’s product offering by its target customers; Leap’s ability to retain customers; Leap’s ability to maintain its cost, market penetration and pricing structure in the face of competition; uncertainties relating to Leap’s ability to close pending transactions; technological challenges in developing wireless information services and customer acceptance of such services if developed; Leap’s ability to integrate the businesses and technologies it acquires; rulings by courts or the FCC adversely affecting Leap’s rights to own and/or operate certain wireless licenses; the impacts on the global and domestic economies and the financial markets of recent terrorist activities, the ensuing declaration of war on terrorism and the continued threat of terrorist activity and other acts of war or hostility; and other factors detailed in the section entitled “Risk Factors” included in Leap’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2001 and in Leap’s other SEC filings. The forward-looking statements should be considered in the context of these risk factors. Investors and prospective investors are cautioned not to place undue reliance on such forward-looking statements. Leap undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2001		LEAP WIRELESS INTERNATIONAL, INC.

	By:	/s/ JAMES E. HOFFMANN James E. Hoffmann Senior Vice President, General Counsel and Secretary